    As filed with the Securities and Exchange Commission on October 24, 1997
                                                      Registration No. 333-32191
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                            --------------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                        FORM S-4 REGISTRATION STATEMENT
                                       ON
                                    FORM S-8
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            --------------------

                             NATIONAL-OILWELL, INC.
             (Exact name of registrant as specified in its charter)



             Delaware                                      76-0475815
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)


            5555 San Felipe
            Houston, Texas                                  77056
(Address of principal executive offices)                  (Zip Code)


 DRECO ENERGY SERVICES LTD. AMENDED AND RESTATED 1989 EMPLOYEE INCENTIVE STOCK
                            OPTION PLAN, AS AMENDED
              EMPLOYMENT AND COMPENSATION ARRANGEMENTS PURSUANT TO
                        PRIVATE STOCK OPTION AGREEMENTS
                           (Full title of the plans)

                                 PAUL M. NATION
                       VICE PRESIDENT AND GENERAL COUNSEL
                             NATIONAL-OILWELL, INC.
                                5555 SAN FELIPE
                             HOUSTON, TEXAS  77056
                    (Name and address of agent for service)

                                  713-960-5100
         (Telephone number, including area code, of agent for service)

                            --------------------

                         Copy of all communications to:
                                 DAVID R. KING
                          MORGAN, LEWIS & BOCKIUS LLP
                             2000 ONE LOGAN SQUARE
                          PHILADELPHIA, PA  19103-6993
                                 (215) 963-5000





================================================================================

                               EXPLANATORY NOTES


         This Post-Effective Amendment No. 2 to Registration Statement on Form S-4 on Form S-8 (the "Registration Statement") filed by National-Oilwell, Inc. (the "Company") relates to 893,002 shares (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock"). Of the Shares, 751,040 shares are issuable pursuant to the Dreco Energy Services Ltd. Amended and Restated 1989 Employee Incentive Stock Option Plan, as amended, and 141,962 shares are issuable pursuant to employment and compensation arrangements under separate private stock option agreements. All such shares were previously registered on the Company's Registration Statement on Form S-4, as amended (File No. 333-32191), and are being transferred to this Registration
Statement.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference in this Registration
Statement:

         1. National-Oilwell's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A filed on August 18, 1997.

         2. National-Oilwell's Quarterly Report on Form 10-Q for the period ended March 31, 1997.

         3. National-Oilwell's Quarterly Report on Form 10-Q for the period ended June 30, 1997.

         4.      National-Oilwell's Current Report on Form 8-K filed on May 25,
1997.

         5. National-Oilwell's Current Report on Form 8-K filed on October 8, 1997.

         6. The description of National-Oilwell's shares of Common Stock contained in the Registration Statement on Form 8-A filed by National-Oilwell with the Commission on October 15, 1996 to register such securities under the Exchange Act.

         All reports and other documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that is also incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

         Experts. The consolidated financial statements of the Company at December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 have been incorporated by reference herein in reliance upon the report of Ernst & Young LLP, independent auditors, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing. To the extent that Ernst & Young LLP audits and reports on financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in this Registration Statement in reliance upon their reports given upon said authority.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the DGCL authorizes, inter alia, a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify him against the expenses (including attorney's fees) which he actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination by the (i) stockholders,
(ii) board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (iii) independent counsel if a quorum of disinterested directors so directs. Section 145 provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section
145. National-Oilwell maintains a directors' and officers' liability policy for such purposes.

         Article Sixth, Part II, Section 1 of National-Oilwell's Amended and Restated Certificate of Incorporation and Article VI of National-Oilwell's Bylaws each provide that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by Section 145 of the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

Exhibit
Number                       Exhibit
------                       -------

4.1 Dreco Energy Services Ltd. Amended and Restated 1989 Employee Incentive Stock Option Plan.

4.2 Amendment 1997-1 to the Dreco Energy Services Ltd. Amended and Restated 1989 Employee Incentive Stock Option Plan (incorporated by reference to Exhibit 10.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-2428)).

4.3      Form of Private Stock Option Agreement.

4.4 Form of Notice of Conversion of (Private) Stock Options and Revised Terms and Conditions.

5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment to the Registration Statement) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on this 24th day of October, 1997.


                                  NATIONAL-OILWELL, INC.

                                  By:  /s/ Steven W. Krablin
                                      ------------------------------------------
                                      Steven W. Krablin
                                      Vice President and Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                           Title                                  Date
---------                           -----                                  ----
 /s/ Joel V. Staff*                 Chairman of the Board of Directors
----------------------------------  (Principal Executive Officer)
Joel V. Staff


 /s/ Steven W. Krablin              Principal Financial and Accounting     October 24, 1997
----------------------------------  Officer
Steven W. Krablin



 /s/ Howard I. Bull*                Director
----------------------------------
Howard I. Bull


 /s/ James C. Comis III*            Director
----------------------------------
James C. Comis III


 /s/ James  T. Dresher*             Director
----------------------------------
James T. Dresher

 /s/ W. McComb Dunwoody*            Director
----------------------------------
W. McComb Dunwoody


 /s/ William E. Macaulay*           Director
----------------------------------
William E. Macaulay

                                    Director
----------------------------------
Frederick W. Pheasey

                                    Director
----------------------------------
Robert L. Phillips


 /s/ Bruce M. Rothstein*            Director
----------------------------------
Bruce M. Rothstein

*By: /s/ Steven W. Krablin                                                 October 24, 1997
    ------------------------------
   Steven W. Krablin
   Attorney-in-Fact

                                 EXHIBIT INDEX



 Exhibit
   No.                                          Description
 -------                                        -----------
     4.1                      Dreco Energy Services Ltd. Amended and Restated
                              1989 Employee Incentive Stock Option Plan.

     4.2                      Amendment 1997-1 to the Dreco Energy Services
                              Ltd. Amended and Restated 1989 Employee
                              Incentive Stock Option Plan.

     4.3                      Form of Private Stock Option Agreement.

     4.4                      Form of Notice of Conversion of (Private) Stock
                              Options and Revised Terms and Conditions.

     5.1 Opinion of Morgan, Lewis & Bockius LLP as to the legality of the shares being registered.

    23.1                      Consent of Ernst & Young LLP.

    23.2                      Consent of Morgan, Lewis & Bockius LLP
                              (included in Exhibit 5.1).